Exhibit 10.65
SRC SOFTWARE, INC.
2003 STOCK INCENTIVE PLAN
ARTICLE I
Purpose of Plan
     The 2003 Stock Incentive Plan (the “Plan”) of SRC Software, Inc., a Delaware corporation (the “Company”), is intended to advance the best interests of the Company by providing officers, directors, key employees, selected nonemployee agents, and independent contractors of the Company or any Subsidiary who have substantial responsibility for the management and growth of the Company or any Subsidiary with additional incentives by allowing such individuals to acquire an ownership interest in the Company. The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”).
     This Plan is adopted by the Company’s Board of Directors (the “Board”) and is effective as of October 31, 2003; provided, however, that no Incentive Stock Option, (as defined in Section 5.1 below) granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a stockholders’ meeting at which a quorum is present or by means of a majority written consent resolution, and the exercise of any Incentive Stock Options granted under the Plan before approval shall be conditioned on and subject to that approval. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by the Company or a Subsidiary.
ARTICLE II
Definitions
For purposes of the Plan the following terms have the indicated meanings:
          “Board” means the Board of Directors of the Company.
          “Cause” means (i) the refusal or repeated failure to perform the duties and responsibilities assigned to the Participant after notice and a reasonable opportunity to cure such refusal or failure to perform; (ii) any act of disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company by the Participant; (iii) the Participant’s conviction of, or plea of guilty or nolo conlendere to, a felony; (iv) the commission of an act of embezzlement or fraud by the Participant; (v) the deliberate disregard of the rules or policies of the Company which results in direct or indirect loss, damage or injury to the Company; (vi) the unauthorized disclosure of any trade secret or confidential information of the Company by the Participant; (vii) the commission of any act by the Participant which constitutes unfair competition with the Company, or which induces any customer or supplier to breach a contract with the Company; (viii) the Participant’s inexcusable, repeated or prolonged absence from work other than as a result of Disability; or (ix) the Participant’s breach of any provision of this Plan or the Option Agreement, including attachments and exhibits hereto and thereto.
          “Change of Control” means the approval by the stockholders of the Company, and the consummation, of (a) any acquisition of the Company by means of any transaction or series of related transactions (including, without limitation, any consolidation, merger or share exchange) that results in the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to such transaction holding less than 50% of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately thereafter, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to such transaction; (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company.
          “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor statute.
          “Committee” means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee, the Board.
          “Common Stock” means the Company’s Common Stock, par value $ 0.001 per share, and any other securities issuable with respect thereto by way of stock split, stock dividend or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
          “Disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the Participant to be unable to perform his or her duties for the Company or Subsidiary. Disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of disability to the Company and the Company has reached an opinion of Disability.
          “Fair Market Value” per share on any given date means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such stock is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed or quoted, the Fair Market Value per share shall be determined by the Committee or the Board based on such factors as the members thereof in the good faith exercise of then-business judgment consider relevant.
          “Measurement Date” means the date on which any taxable income resulting from the exercise of an Option is determined pursuant to applicable federal income tax law.
          “Option Agreement” has the meaning set forth in Section 6.2.
          “Option Shares” means (i) all shares of Common Stock issued or issuable upon the exercise of an Option, and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein or in the Participant’s Option Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.
          “Options” has the meaning set forth in Article III.

          “Participant” means any officer, director, key employee, selected nonemployee agent, consultant, adviser or independent contractor of the Company or any Subsidiary who has been selected to participate in the Plan by the Committee.
          “Permitted Transferee” means those persons to whom the Participant is permitted (i) pursuant to Section 5.13. to transfer Option Shares, or (ii) pursuant to Section 5.8.7, to transfer Options.
          “Public Offering” means the sale by the Company, in an underwritten public offering registered under the Securities Act, of shares of Common Stock resulting in aggregate net proceeds to the Company of at least $25 million.
          “Repurchase Notice” has the meaning ascribed thereto in Section 5.12.2 hereof.
           “Repurchase Option” has the meaning ascribed thereto in Section 5.12.1 hereof.
          “Securities Act” has the meaning ascribed thereto in Article I hereof.
          “Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of May 14, 2002, by and among the Company and its stockholders, as amended, restated, or modified from time to time.
          “Subsidiary” means any subsidiary corporation (as such term is defined in Section 424(f) of the Code) of the Company or any limited liability company that is wholly-owned by the Company.
          “Termination Date” shall mean the date on which the Participant’s employment with the Company ceases.
ARTICLE III
Administration
     The Plan shall be administered by the Committee on behalf of the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select the Participants, (ii) grant options to purchase Common Stock (“Options”) to the Participants in such types, forms and amounts and at such exercise prices as it shall determine, (iii) grant stock bonuses pursuant to Section 5.10 of the Plan; (iv) issue shares of restricted stock pursuant to Section 5.11 of the Plan; (v) impose such limitations, restrictions and conditions upon such Options, stock bonuses or restricted stock issuances as it shall deem appropriate, (vi) interpret the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (vii) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options, stock bonuses or restricted stock issuances granted under the Plan and (viii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be subject to ratification by the Board and, once such determinations have been so ratified, such determinations shall be conclusive and binding upon the Participants, the Company and all other persons. Notwithstanding any of the foregoing, the Board may, at any time and from time to time, divest the Committee of any or all of its authority to administer the Plan and to exercise those rights enumerated in the second sentence of this Article III or any other rights granted to the Committee pursuant to the Plan. All expenses associated with the administration of the Plan shall be born by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.
ARTICLE IV
Limitation on Aggregate Shares
     Subject to adjustment in accordance with Section 6.4 below, the total number of shares that may be issued under the Plan shall be 5,000,000 shares. To the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, shares underlying such Options shall again be available under the Plan. If the shares awarded as a bonus pursuant to Section 5.10 or sold pursuant to Section 5.11 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan. The shares of Common Stock available under the Plan may consist of authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine.
ARTICLE V
Grants
     5.1. Types of Grants. The Committee may, from time to time, take the following actions separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Code as provided in Section 5.8; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Section 5.9; (iii) award stock bonuses as provided in Section 5.10; and (iv) sell shares subject to restriction as provided in Section 5.11. Awards may be made to the Participants selected by the Committee, provided, however, that only employees of the Company or any Subsidiary are eligible to receive Incentive Stock Options under the Plan. The Committee shall select the Participants to whom an Option shall be given and the terms and conditions of that Option, provided they are consistent with this Plan. At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award.
     5.2 Terms of Grant. The Committee may grant Options under the Plan. With respect to each Option grant, the Committee shall determine the number of shares subject to the Option, the exercise price per share underlying the Option, the period of the Option, the time or times at which the Option may be exercised and whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an Option or at any time thereafter, the Committee may provide that a Participant who exercised an Option with Common Stock of the Company shall automatically receive a new Option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new Options.
     5.3 Exercise of Options.
          5.3.1 Exercise Procedure. Except as provided in Section 5.6, Options granted under the Plan may be exercised from time to time over the period stated in each Option in amounts and at times prescribed by the Committee, provided that Options may not be exercised for fractional shares. Options shall be exercised by written notice to the Company (to the attention of the Company’s Secretary) specifying the number of Option Shares the Participant desires to purchase under the Option and the date on which the Participant agrees to complete the transaction, and, if required to comply with the Securities Act, containing a representation that it is the Participant’s intention to acquire the Option Shares for investment and not with a view toward distribution, accompanied by payment in full of the applicable exercise price. Payment of such exercise price may be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) if approved by the Committee prior to exercise (or in the case of Incentive Stock Options, prior to the grant of the Option), by delivery of a full recourse promissory note of the Participant bearing interest at a rate not less than the applicable federal rate determined pursuant to Section 1274 of the Code, (iii) in shares of Common Stock valued at their Fair Market Value as of the date of exercise to the extent provided in Section 5.3.2 below, (iv) by authorizing the Company to reduce the number of Option Shares subject to the Option by the number of Option Shares having an aggregate Fair Market Value equal to the Option Price, or (v) in a combination of the foregoing. No Option Shares shall be issued until full payment for the Option Shares have been made, including all amounts owed for tax withholding.
          5.3.2 Exchange of Previously Acquired Stock. The Committee, in its discretion and subject to such conditions as the Committee may determine, may permit the exercise price for the Option Shares being acquired upon the exercise of an Option to be paid, in full or in part, by the delivery to the Company of Common Stock. Any Common Stock so delivered shall be treated as the payment of cash equal to the aggregate Fair Market Value of such Common Stock. Unless otherwise determined by the Committee, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the Participant for at least six months.
          5.3.3 Tax Withholding Requirements.
               (a) Amount of Withholding. It shall be a condition of the exercise of any Option that the Participant exercising the Option make appropriate payment or other provision acceptable to the Company with respect to any tax withholding requirement arising from such exercise. The amount of tax withholding required, if any, with respect to any Option exercise (the “Withholding Amount”) shall be determined by the Controller or other appropriate officer of the Company, and the Participant shall furnish such information and make such representations as such officer requires to make such determination.
               (b) Withholding Procedure. If the Company determines that tax withholding is required with respect to any exercise of an Option, the Company shall notify the Participant of the Withholding Amount, and the Participant shall pay to the Company an amount not less than the Withholding Amount. In lieu of making such payment, the Participant may elect to pay the Withholding Amount by either (i) delivering to the Company a number of shares of Common Stock having an aggregate Fair Market Value as of the Measurement Date not less than the Withholding Amount or (ii) directing the Company to withhold (and not to deliver or issue to the Participant) a number of Option Shares of Common Stock, otherwise issuable upon the exercise of an Option, having an aggregate Fair Market Value as of the Measurement Date not less than the Withholding Amount. In addition, if the Committee approves, a Participant may elect pursuant to the prior sentence to deliver or direct the withholding of shares of Common Stock having an aggregate Fair Market Value in excess of the minimum Withholding Amount but not in excess of the Participant’s applicable highest marginal combined federal income and state income tax rate, as estimated in good faith by such Participant. Any fractional share interests resulting from the delivery or withholding of shares of Common Stock to meet tax withholding requirements shall be settled in cash. All amounts paid to or withheld by the Company and the value of all shares of Common Stock delivered to or withheld by the Company pursuant to this Section 5.3.3 shall be deposited in accordance with applicable law by the Company as tax withholding for the Participant’s account. If the Controller or other appropriate officer of the Company determines that no tax withholding is required with respect to the exercise of any Option (because such Option is an Incentive Stock Option or otherwise), but subsequently it is determined that the exercise resulted in taxable income as to which withholding is required (as a result of a disposition of shares or otherwise), the Participant shall promptly, upon being notified of the withholding requirement, pay to the Company, by means acceptable to the Company, the amount required to be withheld; and at its election the Company may condition the transfer of any Option Shares issued upon exercise of an Incentive Stock Option upon receipt of such payment.
          5.3.4 Failure to Pay Withholding. If the Participant fails to pay the Withholding Amount demanded, the Company or a Subsidiary may withhold the Withholding Amounts from other amounts payable to the Participant, including salary, subject to applicable law.
     5.4 Conditions and Limitations on Exercise. At the discretion of the Committee, exercised at the time of grant, Options may vest, in one or more installments, upon (i) the fulfillment of certain conditions, (ii) the passage of a specified period of time, and/or (iii) the achievement by the Company or any Subsidiary of certain performance goals. Unless the Committee specifies otherwise in the Option Agreement, the Option shall vest according the schedule listed below, provided the Participant remains continuously employed or otherwise engaged by the Company or any Subsidiary from the date hereof through such vesting date.

Percentage of Option
Vesting Date	Shares That Vest
The first anniversary of the grant date	20%
Each of the first 48 one-month anniversaries of the first anniversary of the grant date	1 2/3% (1.6667%)
     5.5 Reduction of Reserved Shares. Upon the exercise of an Option, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Option Shares issued upon exercise of the Option (less the number of any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).
     5.6 Expiration of Options.
          5.6.1 Normal Expiration. In no event shall any part of any Option be exercisable after the stated date of expiration thereof.
          5.6.2 Early Expiration Upon Termination of Employment. Unless the Committee specifies otherwise in the Option Agreement or determines otherwise as of the applicable Termination Date, any part of any Option that was not vested on a Participant’s Termination Date shall expire and be forfeited on such date, and any part of any Option that was vested on the Termination Date shall also expire and be forfeited to the extent not theretofore exercised on the sixtieth (60th) day (one year if termination is caused by the Participant’s death or Disability) following the Termination Date, but in no event after the stated date of expiration thereof. Any termination for Cause shall result in any part of any Option (vested or unvested) to expire on the Termination Date. An Option held by a Participant who dies may be exercised only by the executor or adminstrator of the Participant’s estate or the person or persons to whom the Participant’s rights under the Option shall pass by the Participant’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.
          5.6.3 Amendment of Exercise Period Applicable to Termination. The Committee may at any time extend the 60-day and 12-month exercise periods any length of time not longer than the original expiration date of the Option. The Committee may at any time increase the portion of an Option that is exercisable, subject to terms and conditions determined by the Committee.

          5.6.4 Failure to Exercise Option. To the extent that the Option of any deceased Participant or any Participant whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Option Shares pursuant to the Option shall cease and terminate.
          5.6.5 Leave of Absence. Absence on leave approved by the Company or Subsidiary or on account of illness or disability, which does not constitute a Disability, shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Committee, vesting of Options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of Options shall be suspended during any other unpaid leave of absence.
     5.7 Limitations on Grants to Non-Exempt Employees. Unless otherwise determined by the Committee, if an employee Participant of the Company or Subsidiary is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the “FLSA”), any Option granted to that employee Participant shall be subject to the following restrictions: (i) the Option exercise price shall be at least 85 percent of the Fair Market Value of the Common Stock subject to the Option on the date it is granted; and (ii) the Option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee Participant dies, suffers from Disability or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.
     5.8 Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:
          5.8.1 Limitation on Amount of Grants. If the aggregate Fair Market Value of stock (determined as of the date the Option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or Subsidiary) are exercisable for the first time by an employee Participant during any calendar year exceeds $100,000, the portion of the Option or Options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the Option or Options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking Options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an Option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the Participant designates otherwise at the time of exercise, the Participant’s exercise of all or a portion of the Option will be treated as the exercise of the Incentive Stock Option portion of the Option to the full extent permitted under the $100,000 limitation. If a Participant exercises an Option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the Option stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the Option stock and identifying the certificate as Incentive Stock Option stock in its stock records.
          5.8.2 Limitations on Grants to 10 percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee Participant possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or Subsidiary only if the option price is at least 110 percent of the Fair Market Value of the Common Stock subject to the Option on the date it is granted and the Option by its terms is not exercisable after the expiration of five years from the date it is granted.

          5.8.3 Duration of Options. Subject to Sections 5.6 and 5.8.2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.
          5.8.4 Exercise Price. The exercise price per share shall be determined by the Board at the time of grant. Except as provided in Section 5.8.2, the exercise price shall not be less than 100 percent of the Fair Market Value of the Common Stock covered by the Incentive Stock Option at the date the Option is granted.
          5.8.5 Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the stockholders.
          5.8.6 Early Dispositions. If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the Participant sells or otherwise disposes of Common Stock acquired on exercise of the Option, the Participant shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).
          5.8.7 Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Committee, each other Option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the Participant, either voluntary or by operation of law, except by will or by the laws of descent an distribution of the state or country of the Participant’s domicile at the time of death, and (ii) during the Participant’s lifetime, shall be exercisable only by the Participant (or, if the Participant is incapacitated, by the Participant’s legal guardian or legal representative).
     5.9 Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Sections 5.1 through 5.7 above:
          5.9.1 Exercise Price. The exercise price for Non-Statutory Stock Options shall be determined by the Committee at the time of grant and may be any amount determined by the Committee.
          5.9.2 Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.
     5.10 Stock Bonuses. The Committee may award stock under the Plan as stock bonuses. Stock awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability and forfeiture of the stock awarded, together with any other restrictions determined by the Committee. The Committee may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares awarded shall bear any legends required by the Committee. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or any Subsidiary may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Committee, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.
     5.11 Restricted Stock. The Committee may issue stock under the Plan for any consideration (including promissory notes and services) determined by the Committee. Stock issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Committee. All Common Stock issued pursuant to this Section 5.11 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the stock shall bear any legends required by the Committee. The Company may require any purchaser of restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Committee, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.
     5.12 Right to Purchase Option Shares Upon Termination of Employment.
          5.12.1 Repurchase Right. In the event a Participant’s employment, consulting relationship or engagement with the Company is terminated for any reason, the Option Shares (whether held by such Participant or one or more transferees and including any Option Shares acquired subsequent to such termination of employment consulting relationship or engagement) will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 5.12 (the “Repurchase Option”) at the price per share specified in the applicable Option Agreement.
          5.12.2 Repurchase Notice. The Committee may elect to purchase all or any portion of the Option Shares by delivery of written notice (the “Repurchase Notice”) to the holder or holders of the Option Shares within 180 days after the Termination Date. The Repurchase Notice will set forth the number of Option Shares to be acquired from such holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.
          5.12.3 Closing of Repurchase. The closing of the repurchase transaction will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 45 days nor less than 10 days after the delivery of such notice. The Company will pay for the Option Shares to be purchased pursuant to the Repurchase Option by delivering cash, check, wire transfer or otherwise similar form of payment to the Participant in a principal amount equal to the aggregate sale price of the Option Shares to be repurchased; provided, that if the Company determines that tax withholding is required with respect to the exercise of a Repurchase Option, the Company shall withhold an amount equal to such tax withholding from the purchase price. At the closing, the Participant and each other seller will deliver the certificates representing the Option Shares to be sold duly endorsed in form for transfer to the Company or its designee, and the Company will be entitled to receive customary representations and warranties from the Participant and the other sellers regarding title to the Option Shares.
          5.12.4 Additional Restrictions. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Option Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.
     5.13 Restrictions on Transfer.
          5.13.1 Restrictions. A Participant may not sell, pledge or otherwise transfer any interest in any Option Shares.
          5.13.2 Exceptions. The restrictions contained in this Section 5.13 will not apply with respect to transfers of Option Shares (i) pursuant to applicable laws of descent and distribution or (ii) among the Participant’s family group; provided, that the restrictions contained in this Section 5.13 will continue to be applicable to the Option Shares after any such transfer and that the transferees of such Option Shares shall have agreed in writing to be bound by the terms and provisions of this Plan and the Option Agreement, as amended from time to time. The Participant’s “family group” means the Participant’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Participant and/or the Participant’s spouse and/or descendants.
          5.13.3 Termination of Restrictions. The rights and obligations set forth in Section 5.13 hereof will terminate upon the consummation by the Company of a Public Offering.
ARTICLE VI
General Provisions
     6.1 Notification of Inquiries and Agreements. Each Participant and each Permitted Transferee shall notify the Company in writing within 10 days after the date such Participant or Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; and/or (iii) exercises, sells, disposes of, or otherwise transfers an Option acquired pursuant to this Plan. Upon request, a Participant or Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company’s tax liability as a result of such event.
     6.2 Written Agreement. Each Option granted hereunder shall be embodied in a written agreement (each, an “Option Agreement”), which shall be signed by the Participant to whom the Option is granted and which shall be subject to the terms and conditions set forth herein and therein.

     6.3 Listing, Registration and Legal Compliance. If at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or the purchase or issuance of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of Options that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days’ written notice to the holders thereof.
     6.4 Adjustments.
          6.4.1 Stock Split or Stock Dividend. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent dilution or enlargement of rights under the Plan or outstanding Options, adjust (i) the number and type of shares as to which Options may be granted under the Plan, (ii) the number and type of shares covered by outstanding Options, (iii) the exercise prices specified therein and (iv) other provisions of this Plan which specify a number of shares, all as such Board or Committee determines to be appropriate and equitable. Notwithstanding the foregoing, the Board and the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board or Committee.
          6.4.2 Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Board shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:
               (a) Outstanding Options shall remain in effect in accordance with their terms.
               (b) Outstanding Options shall be converted into Options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board, the converted options shall be vested only to the extent that the vesting requirements relating to Options granted hereunder have been satisfied.

               (c) The Board shall provide a period of 30 days or less before the completion of the Transaction during which outstanding Options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised Options shall immediately terminate. The Board may, in its sole discretion, accelerate the exercisability of Options so that they are exercisable in full during that period.
          6.4.3 Dissolution of the Company. In the event of the dissolution of the Company, Options shall be treated in accordance with Section 6.4.2.
          6.4.4 Rights Issued by Another Corporation. The Board may also grant Options and stock bonuses and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.
     6.5 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time (with or without cause), or shall confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant’s current (or other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.
     6.6 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of the Participants under outstanding Options without the consent of the Participants affected thereby, except as provided below. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.
     6.7 Amendment of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option, no such amendment or modification shall impair the rights of any Participant under any outstanding Option without the consent of such Participant.
     6.8 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against (i) all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding.
     6.9 Restricted Securities. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated by the Securities and

Exchange Commission pursuant to the Securities Act, and may not be transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.
     6.10 Rights as a Stockholder. No Participant under the Plan shall have rights as a stockholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the Participant becomes the holder of record.
     6.11 Approvals. The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver, or take any action with respect to, Common Stock under the Plan if such issuance, delivery or action would violate state or federal securities laws.
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